Exhibit 99.1

SemGroup Corporation and Rose Rock Midstream
Announce Planned Retirement of
President and Chief Executive Officer Norman J. Szydlowski

Tulsa, OK - August 8, 2013 - SemGroup® Corporation (NYSE: SEMG) (SemGroup) and Rose Rock Midstream®, L.P. (NYSE: RRMS) (Rose Rock Midstream) today announced that Norman J. Szydlowski, who has served as the company’s chief executive officer since November 2009, will retire once a successor is named and in place. Additionally, at that time, Szydlowski will retire from his position as chief executive officer of Rose Rock Midstream. He will continue to serve in his current capacities to ensure an orderly transition.

SemGroup’s board of directors has initiated a comprehensive search process to identify a successor, considering both internal and external candidates. The company has retained Russell Reynolds Associates, a leading executive recruiting firm, to assist in the process, and Szydlowski will work with the board to help identify his successor.

John F. Chlebowski Jr., chairman of the board of SemGroup, said, “On behalf of the board and everyone at SemGroup, I want to thank Norm for his strong leadership and countless contributions to our company. Among many other notable accomplishments, Norm helped SemGroup establish a solid financial foundation following the restructuring of SemGroup, L.P. and cultivated the broad and talented management team that led the company through its successful listing on the New York Stock Exchange in 2010. He also played a key role in the launch of Rose Rock Midstream as a publicly traded MLP in 2011, and more recently, in the initiation of a quarterly dividend to return capital to SemGroup stockholders. In addition, SemGroup has continued to grow under Norm’s leadership, as evidenced by our recent acquisition of Mississippi Lime gas gathering and processing assets from Chesapeake Energy Corporation, and Rose Rock Midstream’s recent announcement of an agreement to acquire transportation assets from Barcas Field Services. We are pleased with SemGroup’s momentum and the strength of the company, and I am confident that we will continue to build on our track record of growth, success, and shareholder value creation.”

Chlebowski added, “Norm’s planned retirement is well-deserved, and his willingness to continue in his current roles while the search process is underway will help facilitate a seamless transition of leadership. I look forward to working with him and the rest of the board to identify the right successor to continue the success that the management team at SemGroup and Rose Rock have accomplished.”

Szydlowski stated, “Over the past several years, it has been my privilege to work with the exceptionally talented and hard-working employees of SemGroup and Rose Rock. Together, we have grown our business and strengthened our position in the midstream industry, and I am extremely proud of all we have accomplished. Working together, we have achieved my key objectives and today both companies are well-positioned for more success, so I believe now is the right time to transition to new leadership. I am confident that the board will select an outstanding leader who will continue to grow SemGroup and Rose Rock.”

About SemGroup
Based in Tulsa, OK, SemGroup® Corporation (NYSE: SEMG) is a publicly traded midstream service company providing the energy industry the means to move products from the wellhead to the wholesale marketplace. SemGroup provides diversified services for end-users and consumers of crude oil, natural gas, natural gas liquids, refined products and asphalt. Services include purchasing, selling, processing, transporting, terminalling and storing energy.

About Rose Rock Midstream
Rose Rock Midstream®, L.P. (NYSE: RRMS) is a growth-oriented Delaware limited partnership formed by SemGroup® Corporation (NYSE: SEMG) to own, operate, develop and acquire a diversified portfolio of midstream energy assets. Rose Rock Midstream provides crude oil gathering, transportation, storage and marketing services. Headquartered in Tulsa, OK, Rose Rock Midstream has operations in six states with the majority of its assets strategically located in or connected to the Cushing, Oklahoma crude oil marketing hub.

SemGroup®, Rose Rock Midstream®, SemGas®, SemMaterials MèxicoMR, SemStream® and White Cliffs Pipeline® are registered trademarks of SemGroup Corporation.

Forward-Looking Statements
Certain matters contained in this press release include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this press release may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward looking statements. Factors that might cause actual results to differ are discussed from time to time in each of our documents and reports filed with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this press release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.
Contacts:
Investor Relations:
Mary Catherine Ward
918-524-8081
investor.relations@semgroupcorp.com

Media:
Kiley Roberson
918-524-8594
kroberson@semgroupcorp.com